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                                                                    Exhibit 10.7

                                      NOTE


New York, New York
$400,000,000.00                                                    June 30, 2003


     NOTE, dated as of June 30, 2003 (this Note), by FIRST STATES INVESTORS 5000A, LLC, a Delaware limited liability company (Borrower), having an office at c/o First States Group, L.P., 1725 The Fairway, Jenkintown, Pennsylvania 19046, in favor of GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation (together with its successors and assigns, Lender), having an office at 60 Wall Street, 10th Floor, New York, New York 10005.

     WHEREAS, on the date hereof and pursuant to the terms of this Note and the Loan Agreement (as defined below), Lender has agreed to make a loan (the Loan) to Borrower in the principal amount of $400,000,000.00.

     NOW, THEREFORE, FOR VALUE RECEIVED, Borrower promises to pay to the order of Lender the Principal Amount (as defined below), together with interest from the date hereof and other fees, expenses and charges as provided in this Note.

1.   DEFINED TERMS.

     a. Capitalized terms used but not otherwise defined herein shall have the respective meanings given thereto in the Loan Agreement (as defined below), unless otherwise expressly provided herein. All references to sections shall be deemed to be references to sections of this Note, unless otherwise indicated.

     b.   The following terms shall have the meanings ascribed thereto:

     Borrower shall have the meaning provided in the first paragraph hereof.

     Default Rate shall mean, with respect to an acceleration of the Loan, a rate per annum equal to the lesser of (a) the Maximum Legal Rate and (b) four percent (4%) above the LIBOR Rate, adjusted from time to time as set forth herein.

     Exit Fee shall mean a non-refundable fee equal to one and one-half percent (1.5%) of the outstanding Principal Amount being repaid at such time. The Exit Fee shall be payable simultaneously with Borrower's payment of the Principal Amount, provided that no Exit Fee shall be due and payable (i) in the event Borrower refinances the Loan with Deutsche Bank AG, German American Capital Corporation or any of their subsidiaries or affiliates or
     (ii) with respect to any portion of the Principal Amount that is required to be repaid with Proceeds

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     following a casualty or condemnation or that is paid by Borrower pursuant to Section 13.1 of the Loan Agreement.

     Interest Determination Date shall mean, with respect to each Interest Period, the date which is two (2) Business Days prior to the tenth (10th) day of each calendar month.

     Interest Period shall mean each interest period commencing on the tenth
     (10th) calendar day of a calendar month and ending on (and including) the ninth (9th) calendar day of the following calendar month; provided that the first interest period shall commence on the date hereof and the last interest period shall end on the Maturity Date.

     Lender shall have the meaning provided in the first paragraph hereof.

     LIBOR shall mean, with respect to any Interest Determination Date, the rate (expressed as a percentage per annum rounded upwards, if necessary, to the nearest one one hundredth (1/100) of one percent (1%)) for deposits in U.S. Dollars for a one (1) month period that appears on Telerate Page 3750 (as defined below) as of 11:00 a.m., London time, on such Interest Determination Date. If such rate does not appear on Telerate Page 3750 as of 11:00 a.m., London time, on the applicable Interest Determination Date, the Lender shall request the principal London office of any four (4) prime banks in the London interbank market selected by the Lender to provide such banks' quotations of the rates at which deposits in U.S. Dollars are offered by such banks at approximately 11:00 a.m., London time, to prime banks in the London interbank market for a one (1) month period commencing on the first day of the related Interest Period and in a principal amount that is representative for a single comparable transaction in the relevant market at the relevant time. If at least two (2) such offered quotations are so provided, LIBOR will be the arithmetic mean of such quotations (expressed as a percentage and rounded upwards, if necessary, to the nearest one one hundredth (1/100) of one percent (1%)). If fewer than two
     (2) such quotations are so provided, the Lender will request major banks in New York City selected by the Lender to quote such banks' rates for loans in U.S. Dollars to leading European banks as of approximately 11:00 a.m., New York City time, on the applicable Interest Determination Date for a one
     (1) month period commencing on the first day of the related Interest Period and in an amount that is representative for a single comparable transaction in the relevant market at the relevant time. If at least two (2) such rates are so provided, LIBOR will be the arithmetic mean of such rates (expressed as a percentage and rounded upwards, if necessary, to the nearest one one hundredth (1/100) of one percent (1%)). If fewer than two (2) rates are so provided, then LIBOR will be LIBOR used to determine the LIBOR Rate during the immediately preceding Interest Period.

     LIBOR Margin shall mean one hundred fifty basis points (1.5%) per annum.

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     LIBOR Rate shall mean, with respect to each Interest Period, an interest rate per annum equal to the sum of (a) LIBOR, determined as of the Interest Determination Date immediately preceding the commencement of such Interest Period, plus (b) the LIBOR Margin.

     Loan shall have the meaning provided in the Recitals to this Note.

     Loan Agreement shall mean the Loan and Security Agreement, dated the date hereof, between Borrower and Lender.

     Maturity Date shall mean December 31, 2003, or such earlier date on which the final payment of principal of this Note becomes due and payable as provided in the Loan Agreement or this Note, whether by declaration of acceleration or otherwise.

     Maturity Date Payment shall have the meaning set forth in Section 3(d).

     Note shall have the meaning provided in the first paragraph hereof.

     Payment Date shall be the tenth (10th) calendar day of each calendar month and if such day is not a Business Day, then the Business Day immediately preceding such day, commencing on August 8, 2003 and continuing to and including the Maturity Date.

     Prepayment Date shall have the meaning provided in Section 4(a)(i).

     Prepayment Notice shall have the meaning provided in Section 4(a)(i).

     Principal Amount shall mean Four Hundred Million Dollars ($400,000,000.00) or so much as may be outstanding under this Note.

     Telerate Page 3750 shall mean the display designated as "Page 3750" on the Dow Jones Market Service (or any successor thereto) or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits.

2.   INTEREST.

     a. Prior to the Maturity Date, interest shall accrue on the Principal Amount as follows:

          i. from and including the date hereof to, but not including, the first (1st) day of the second (2nd) Interest Period (i.e., the 10th day of the first calendar month immediately after the date hereof), at a rate per annum equal to 2.53%; and

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          ii.  from and including the first (1/st/) day of the second (2/nd/)
               Interest Period following the date of this Note, and thereafter during each Interest Period during the term of this Note, at the LIBOR Rate.

     b. From and after the Maturity Date and from and after the occurrence and during the continuance of any Event of Default, interest shall accrue on the Principal Amount at the Default Rate.

     c. Except as expressly set forth in the Loan Agreement to the contrary, interest shall accrue on all amounts advanced by Lender pursuant to the Loan Documents (other than the Principal Amount, which shall accrue interest in accordance with clauses a. and b. above) at the Default Rate.

     d. Interest, for any given Interest Period, shall be computed on the Principal Amount on the basis of a fraction, the denominator of which shall be 360 and the numerator of which shall be the actual number of days in the relevant Interest Period.

     e. The provisions of this Section 2 are subject in all events to the provisions of Section 2.2.4 of the Loan Agreement.

3.   PAYMENTS.

     a. On each Payment Date, Borrower shall pay to Lender interest accruing hereunder during the entire Interest Period in which said Payment Date occurs.

     b. All payments made by Borrower hereunder or under any of the Loan Documents shall be made on or before 12:00 noon New York City time. Any payments received after such time shall be credited to the next following Business Day.

     c. All amounts advanced by Lender pursuant to the Loan Documents, other than the Principal Amount, or other charges provided in the Loan Documents, shall be due and payable as provided in the Loan Documents. In the event any such advance or charge is not so repaid by Borrower, Lender may, at its option, first apply any payments received under this Note to repay such advances, together with any interest thereon, or other charges as provided in the Loan Documents, and the balance, if any, shall be applied in payment of any installment of interest or principal then due and payable.

     d. The entire Principal Amount of this Note, all unpaid accrued interest, all interest that would accrue on the Principal Amount through the end of the Interest Period during which the Maturity Date occurs and all other fees and sums then payable hereunder or under the Loan Documents, including, if applicable, the Exit Fee (collectively, the Maturity Date Payment), shall be due and payable in full on the Maturity Date.

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     e.   Amounts due on this Note shall be payable, without any counterclaim, setoff or deduction whatsoever, at the office of Lender or its agent or designee at the address set forth on the first page of this Note or at such other place as Lender or its agent or designee may from time to time designate in writing.

     f. All amounts due under this Note, including, without limitation, interest and the Principal Amount, shall be due and payable in lawful money of the United States.

     g. To the extent that Borrower makes a payment or Lender receives any payment or proceeds for Borrower's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the obligations of Borrower hereunder intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Lender.

4. PREPAYMENTS. The outstanding Principal Amount may only be prepaid in accordance with this Section.

     a. Voluntary Prepayments. Borrower shall have the right to prepay the Principal Amount, in whole or in part, upon satisfaction of the following conditions:

          i. Borrower shall provide prior irrevocable written notice (the Prepayment Notice) to Lender specifying the proposed date on which the prepayment is to be made, which date must be no earlier than ten (10) Business Days after the date of such Prepayment Notice (the date of a prepayment pursuant to this Section 4(a) and Section 4(b) below being the Prepayment Date);

          ii. Borrower shall comply with the provisions set forth in Section 4(c) of this Note; and

          iii. No prepayment shall be permitted on any date during the period commencing on the first calendar day immediately following a Payment Date to, but not including, the Interest Determination Date in such calendar month.

     b.   Mandatory Prepayments.

          i. On the next occurring Payment Date following the date on which Borrower actually receives any Proceeds, if Lender is not obligated to make such Proceeds available to Borrower for the restoration of the Property pursuant to the Loan Documents, Borrower shall prepay the outstanding principal balance of the
               Note in an amount

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               equal to one hundred percent (100%) of such Proceeds (and, for the avoidance of doubt, no Exit Fee shall be payable on the portion of the Principal Amount repaid with such Proceeds); and

          ii. Borrower shall comply with the provisions set forth in Section 4(c) of this Note.

     c.   Payments in Connection with a Prepayment.

          i. On the date on which a prepayment, voluntary or mandatory, is made under this Note or as required under the Loan Agreement, Borrower shall pay to Lender all unpaid interest on the Principal Amount prepaid, such unpaid interest calculated (even if such period extends beyond the date of prepayment) through the end of the Interest Period during which such prepayment is made, except if Borrower refinances the Loan with Deutsche Bank AG, German American Capital Corporation or any of their subsidiaries or affiliates (in which case interest will only be calculated through the Prepayment Date).

          ii. On the Prepayment Date, Borrower shall pay to Lender all other sums, not including scheduled interest payments but including and not limited to, the Exit Fee, then due under the Note, the Loan Agreement, the Security Instruments, and the other Loan Documents; and

          iii. Borrower shall pay all costs and expenses of Lender incurred in connection with the prepayment (including without limitation, any costs and expenses associated with a release of the Lien of the related Security Instruments as set forth in Section 2.3.3 of the Loan Agreement as well as reasonable attorneys' fees and expenses).

5.   MISCELLANEOUS.

     a. Waiver. Borrower and all endorsers, sureties and guarantors hereby jointly and severally waive all applicable exemption rights, valuation and appraisement, presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and, except as otherwise expressly provided in the Loan Documents, all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note. Borrower and all endorsers, sureties and guarantors consent to any and all extensions of time, renewals, waivers or modifications that may be granted by Lender with respect to the payment or other provisions of this Note and to the release of the collateral securing this Note or any part thereof, with or without substitution, and agree that additional makers, endorsers, guarantors or

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          sureties may become parties hereto without notice to them or affecting their liability under this Note.

     b. Non-Recourse. Recourse with respect to any claims arising under or in connection with this Note shall be limited to the extent provided in
          Section 18.1 of the Loan Agreement and the terms, covenants and conditions of Section 18.1 of the Loan Agreement are hereby incorporated by reference as if fully set forth in this Note.

     c. Note Secured. This Note and all obligations of Borrower hereunder are secured by the Loan Agreement, the Security Instruments and the other Loan Documents.

     d. Notices. Any notice, election, request or demand which by any provision of this Note is required or permitted to be given or served hereunder shall be given or served in the manner required for the delivery of notices pursuant to the Loan Agreement.

     e. Entire Agreement. This Note, together with the other Loan Documents, constitutes the entire and final agreement between Borrower and Lender with respect to the subject matter hereof and thereof and may only be changed, amended, modified or waived by an instrument in writing signed by Borrower and Lender.

     f. No Waiver. No waiver of any term or condition of this Note, whether by delay, omission or otherwise, shall be effective unless in writing and signed by the party sought to be charged, and then such waiver shall be effective only in the specific instance and for the purpose for which given. No notice to, or demand on, Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

     g. Successors and Assigns. This Note shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and permitted assigns. Upon any endorsement, assignment, or other transfer of this Note by Lender or by operation of law, the term "Lender" as used herein, shall mean such endorsee, assignee, or other transferee or successor to Lender then becoming the holder of this Note. The term "Borrower" as used herein shall include the respective successors and assigns, legal and personal representatives, executors, administrators, devisees, legatees and heirs of Borrower, if any.

     h. Captions. All paragraph, section, exhibit and schedule headings and captions herein are used for reference only and in no way limit or describe the scope or intent of, or in any way affect, this Note.

     i. Severability. The provisions of this Note are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part, then such invalidity or unenforceability shall affect only such

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               clause or provision, or part thereof, and not any other clause or provision of this Note.

          j. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO
               SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WITHOUT REGARD TO CHOICE OF LAW RULES. BORROWER AGREES THAT, ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR IN ANY FEDERAL COURT LOCATED IN OR HAVING JURISDICTION OVER THE SOUTHERN DISTRICT OF NEW YORK AND CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON BORROWER IN THE MANNER AND AT THE ADDRESS SPECIFIED FOR NOTICES IN THE LOAN AGREEMENT. BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

          k. JURY TRIAL WAIVER. BORROWER AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER IT HEREBY EXPRESSLY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS NOTE, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS NOTE (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND BORROWER HEREBY AGREES AND CONSENTS THAT AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT HERETO TO THE WAIVER OF ANY RIGHT TO TRIAL BY JURY. BORROWER ACKNOWLEDGES THAT IT HAS CONSULTED WITH LEGAL COUNSEL REGARDING THE MEANING OF THIS WAIVER AND ACKNOWLEDGES THAT THIS WAIVER IS AN ESSENTIAL INDUCEMENT FOR THE MAKING OF

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               THE LOAN. THIS WAIVER SHALL SURVIVE THE REPAYMENT OF THE LOAN.

          l. Counterclaims and other Actions. Borrower hereby expressly and unconditionally waives, in connection with any suit, action or proceeding brought by Lender on this Note, any and every right it may have to (i) interpose any counterclaim therein (other than a counterclaim which can only be asserted in the suit, action or proceeding brought by Lender on this Note and cannot be maintained in a separate action) and (ii) have any such suit, action or proceeding consolidated with any other or separate suit, action or proceeding.

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         IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered as of the day and year first above written.

                                           BORROWER:

                                           FIRST STATES INVESTORS 5000A, LLC,
                                           a Delaware limited liability company

                                           By: _____________________________
                                           Name:     Sonya A. Huffman
                                           Title:    Vice President

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STATE OF PENNSYLVANIA      )
                           ) ss.
COUNTY OF PHILADELPHIA     )

                  On the ____ day of June in the year 2003 before me, the undersigned, a notary public in and for said state, personally appeared Sonya A. Huffman, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity, and that by his/her/their signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                           ________________________________
                           Notary Public

[Notary Seal]                    My commission expires: